Exhibit 99.8

POSTER P2091

Efficacy of fluticasone furoate (FF) as a monotherapy and in combination with vilanterol (VI) over 12 weeks in patients with persistent asthma

Bleecker ER(1), Lötvall J(2), O’Byrne PM(3), Woodcock A(4), Busse WW(5), Forth R(6), Medley H(7), Nunn C(7), Jacques L(7), Bateman ED(8)

(1)Wake Forest University Health Sciences Winston-Salem, NC, USA; (2)University of Gothenburg, Sweden; (3)Michael G DeGroote School of Medicine, Hamilton, Ontario, Canada; (4)University of Manchester, Manchester, UK; (5)University of Wisconsin, Madison, WI, USA; (6)Quantitative Sciences Division, GlaxoSmithKline, Research Triangle Park, NC, USA; (7)Respiratory Medicines Development Centre, GlaxoSmithKline, London, UK; (8)University of Cape Town, Cape Town, South Africa

INTRODUCTION

•                  It is recommended that for patients with asthma who remain symptomatic on inhaled corticosteroids (ICS)-only therapy, a long-acting beta2 agonist (LABA) is added.(1),(2)

•                  Combination ICS/LABA therapy can improve symptoms and achieve better asthma control, and in more patients, than ICS alone.(2)

•                  FF is a novel ICS in development as a once-daily treatment in combination with VI, a LABA with inherent 24-h activity, for asthma.

OBJECTIVES

•                  To compare the efficacy and safety of FF/VI 100/25mcg with FF 100mcg administered once daily in the evening for 12 weeks in patients >12 years with persistent asthma.

METHODS

•                  Phase III, multi-centre, randomised, double-blind, placebo-controlled, parallel group study.

•                  Patients: >12 years of age; asthma for >12 weeks prior to screening; maintained on stable low-mid dose ICS or low-dose ICS/LABA.

•                  Following 4-week run-in, patients were randomised (1:1:1) to receive one of the following for 12 weeks

•                  FF/VI 100/25mcg, FF 100mcg or placebo administered once daily in the evening via novel dry powder inhaler.

RESULTS

Study population and demographics (Table 1)

•                  Of 1110 patients screened, 610 were randomised and 609 received at least one dose of study medication (intent-to-treat [ITT] population) and 515 completed the study.

Trough FEV1 and serial (0–24h) wmFEV1 (Fig. 1)

•                  For trough FEV1 (pre-bronchodilator and pre-dose) at Week 12 (co-primary endpoint), statistically significant differences from placebo in change from baseline were seen for both FF/VI and FF

•                  difference compared with placebo: FF/VI 172mL (95% CI: 87, 258; p<0.001); FF 136mL (51, 222; p=0.002)

•                  the treatment difference between FF/VI and FF was not statistically significant: 36mL (–48, 120; p=0.405).

Table 1. Patient demographics and baseline lung function (ITT population)

		FF	FF/VI
	Placebo	100mcg	100/25mcg
	once daily	once daily	once daily
	(N=203)	(N=205)	(N= 201)
Mean age, years (range)	38.1 (12–72)	40.4 (12–84)	40.7 (12–82)
Female, n (%)	111 (55)	126 (61)	116 (58)
% reversibility of FEV1(a), L, mean (SD)	27.47 (18.747)	30.66 (19.739)	27.98 (15.977)
Pre-dose FEV1 (L), mean (SD)	2.334 (0.6257)	2.290 (0.6165)	2.344 (0.6420)
%predicted FEV1 , mean (SD)	70.20 (10.142)	70.49 (11.011)	70.62 (11.879)

(a)  Screening values

•                  For serial (0–24h) weighted mean (wm) FEV1 at Week 12 (co-primary endpoint; subset of patients, n=309), statistically significant differences were seen for both FF/VI (302mL; 95% CI: 178, 426; p<0.001) and FF (186mL; 62, 310; p=0.003) vs. placebo

•                  the treatment difference between FF/VI and FF was not statistically significant (116mL; –5, 236; p=0.060)

•                  improvement in serial FEV1 at Week 12 was maintained over 24h with FF/VI and FF (Fig. 2).

Figure 1. Adjusted mean change from baseline at Week 12 in (a) trough FEV1 and (b) serial wmFEV1 (ITT population)

Figure 2. 0–24h FEV1 change from baseline at Week 12 (ITT population)

Powered secondary

•                  An increase from baseline relative to placebo was seen in % rescue-free 24-h periods during the 12-week treatment period (powered secondary endpoint) with FF/VI and FF (treatment difference compared with placebo: FF/VI 19.3% [95% CI: 13.0, 25.6]; FF 8.7% [2.4, 15.0])

•                  a greater increase was seen with FF/VI than FF: 10.6% (4.3, 16.8).

Safety

•                  Overall incidence of on-treatment adverse events (AEs) was low (Table 2).

•                  One on-treatment serious AE (SAE) was reported (pancreatitis) by one patient on FF; this SAE was not considered treatment related.

•                  More patients had on-treatment severe asthma exacerbations on placebo (9, 4%) than FF/VI (1, <1%) or FF (4, 2%).

•                  Adjusted ratios relative to placebo for change from baseline in 24-h urinary cortisol excretion at Week 12 was 0.82 for FF/VI and 0.86 for FF.

Table 2. On-treatment AEs, treatment-related AEs and SAEs (ITT population)

		FF	FF/VI
	Placebo	100mcg	100/25mcg
	once daily	once daily	once daily
n (%)	(N=203)	(N=205)	(N=201)
Any on-treatment AE	43 (21)	52 (25)	59 (29)
On-treatment AE >3% (any treatment group)
Nasopharyngitis	15 (7)	14 (7)	20 (10)
Headache	8 (4)	9 (4)	10 (5)
Treatment-related AEs	3 (1)	10 (5)	14 (7)
AEs leading to permanent discontinuation of study drug or withdrawal	1 (<1)(a)	0	2 (<1)(b)
Any SAE	0	2 (<1)(c)	2 (<1)(d)

(a)considered treatment-related; (b)one withdrawal was due to an AE of moderate skin rash and was considered treatment-related; (c)one SAE reported on-treatment (pancreatitis) and one post-treatment (appendicitis); (d)one SAE was reported pre-treatment (cystitis) and one post-treatment (moderate severity of prostate cancer)

CONCLUSIONS

•                  Significant improvement in lung function was observed with FF/VI 100/25mcg and FF 100mcg compared with placebo in patients with persistent asthma.

•                  Addition of VI to FF did not significantly improve FEV1, but a numerical increase was observed. The high placebo response in evening trough FEV1 may have influenced the interpretation of efficacy of the active therapies in this study.

REFERENCES

(1)         National Institutes of Health. Available at: http://www.nhlbi.nih.gov/guidelines/asthma/index.htm. Last accessed 26 June 2012.

(2)         Global Initiative for Asthma. Available at: http://www.ginasthma.org/guidelines-gina-report-global-strategy-for-asthma.html. Last accessed 26 June 2012.

ACKNOWLEDGEMENTS

•                  The presenting author, ER Bleecker, declares the following real or perceived statements of interest during the last 3 years in relation to this presentation: consultant to GlaxoSmithKline; performed clinical trials for GlaxoSmithKline, administered by his employer Wake Forest University Health Sciences.

•                  This study was funded by GlaxoSmithKline; GSK Study Code HZA106827, Clinicaltrials.gov NCT01165138.

•                  Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by Lisa Moore at Gardiner-Caldwell Communications and was funded by GlaxoSmithKline.

Presented at the European Respiratory Society Annual Congress 2012 Vienna, Austria, 1–5 September, 2012